UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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First Northern Community Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 13, 2012

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of First Northern Community Bancorp (the “Company”) on Tuesday, May 15, 2012, at 5:30 p.m.  The meeting will be held at First Northern Bank’s Operations Center located at 210 Stratford Avenue in Dixon, California.  A reception will follow the meeting.

At the meeting, shareholders will be asked to elect as directors the eleven individuals nominated by the Board of Directors, approve a non-binding advisory proposal on the compensation of the Company’s named executive officers and to ratify the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, and to approve such other matters as may properly come before the Annual Meeting or any adjournment thereof.  The accompanying Proxy Statement provides detailed information about the nominees for director, the independent registered public accounting firm and other matters regarding the Annual Meeting.  Included with the Proxy Statement is the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

The Board of Directors recommends that you vote “FOR” the election of the eleven directors nominated, “FOR” approval of a non-binding advisory proposal on the compensation of the Company’s named executive officers,  selection of the ‘TWO YEAR” option on a non-binding advisory proposal regarding the frequency of shareholder votes on executive compensation,  and “FOR” ratification of the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

It is very important that as many shares as possible be represented at the meeting.  Whether or not you plan to attend the Annual Meeting, we respectfully ask that you sign and return the enclosed proxy in the postage–paid envelope as soon as possible.  So that we may provide adequate seating and refreshments, please be sure to indicate whether or not you plan to attend by completing the bottom portion of the proxy form.

We look forward to seeing you at the meeting on May 15th.

Sincerely,

Louise A. Walker
President and Chief Executive Officer

Enclosures

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 15, 2012

To the Shareholders of First Northern Community Bancorp:

The Annual Meeting of Shareholders of First Northern Community Bancorp will be held at First Northern Bank’s Operations Center located at 210 Stratford Avenue, Dixon, California 95620, on Tuesday, May 15, 2012, at 5:30 p.m. to:

1.Elect the following eleven (11) directors, each to serve until the next Annual Meeting of Shareholders, until their successors are elected and qualified, or until an individual director has reached the mandatory retirement age of 72 years (or, if approved by the Board of Directors by resolution, at the adjournment of the first meeting of the Board of Directors following his or her 72nd birthday):

Lori J. AldreteJohn F. Hamel Owen J. Onsum
Frank J. Andrews, Jr.Diane P. Hamlyn David W. Schulze
John M. CarbahalRichard M. MartinezLouise A. Walker
Gregory DuPrattFoy S. McNaughton

2.Approve a non-binding advisory proposal on the compensation of the Company’s named executive officers.

3.Vote on a non-binding advisory proposal regarding the frequency of shareholder votes on executive compensation.

4.Ratify the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP to act as the independent registered public accounting firm of First Northern Community Bancorp for the year ending December 31, 2012.

5.Act upon such other matters as may properly come before such meeting or any adjournment or postponement thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

Shareholders of record at the close of business on March 30, 2012, are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

You are strongly encouraged to attend the Annual Meeting and also to complete, sign, date and return as promptly as possible, the proxy submitted herewith in the return envelope provided for your use whether or not you plan to attend the meeting in person.  The giving of such proxy will not affect your right to revoke such proxy or to vote in person, should you later decide to attend the Annual Meeting.

BY ORDER OF THE
BOARD OF DIRECTORS

Gregory DuPratt                                                Louise A. Walker
Chairman of the Board                                             President and Chief Executive Officer

Dated:  April 13, 2012

Table of Contents

Annual Meeting Of Shareholders...	1
Voting Rights and Vote Required...	1
Voting of Proxies—Quorum...	2
Revocability of Proxy...	3
Proposal 1 Nomination and Election of Directors...	3
Nominees...	3
Board Oversight of Risk Management...	7
Committees of the Board of Directors of the Company and the Bank...	7
Board of Directors Meetings...	10
Director Independence...	10
Director Compensation...	11
Report of Audit Committee...	13
Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm...	15
Security Ownership of Certain Beneficial Owners and Management...	16
Executive Officers...	18
Executive Compensation...	18
Narrative to Summary Compensation Table...	19
2011 Outstanding Equity Awards at Fiscal Year End...	22
Proposal 2 Approval of a Non-Binding Advisory Proposal on the Compensation of our Named Executive Officers...	23
Proposal 3 Non-binding Advisory Vote Regarding the Frequency of Shareholder Voting on Executive Compensation............................................................................................................................................	23
Proposal 4 Ratification of the Company’s Independent Registered Public Accounting Firm...	24
Transactions with Related Persons...	25
Insider Lending Policy...	25
Section 16(A) Beneficial Ownership Reporting Compliance...	26
Information Available to Shareholders...	26
Shareholder Proposals...	26
Other Matters...	28

FIRST NORTHERN COMMUNITY BANCORP

195 North First Street, Dixon, California 95620

PROXY STATEMENT

Annual Meeting Of Shareholders

This Proxy Statement is furnished to the shareholders of First Northern Community Bancorp (the “Company”) in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders of the Company to be held on May 15, 2012, at First Northern Bank’s Operations Center located at 210 Stratford Avenue, Dixon, California at 5:30 p.m., and at any adjournment or postponement thereof.  The solicitation of proxies in the form accompanying this Proxy Statement is made by the Board of Directors of the Company, and the costs of such solicitation, including the expense of preparing, assembling, printing, and mailing this Proxy Statement and the material used in this solicitation of proxies, will be borne by the Company.  It is contemplated that proxies will be solicited through the mail, but officers and staff of the Company may solicit proxies personally.  The Company may, at its discretion, engage the services of a proxy solicitation firm to assist in the solicitation of proxies.  The total expense of this solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material and such expenses as may be paid to any proxy solicitation firm engaged by the Company.

It is expected that this Proxy Statement and accompanying Notice will be mailed to shareholders on or about April 13, 2012.

A proxy for the Annual Meeting is enclosed.  Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted by filing with the Corporate Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date.  In addition, a proxy will be revoked if the person executing the proxy is present at the Annual Meeting and advises the Chairman of his or her election to vote in person.

The proxy also confers discretionary authority to vote the shares represented thereby and on any matter that was not known at the time this Proxy Statement was mailed which may properly be presented for action at the Annual Meeting; action with respect to procedural matters pertaining to the conduct of the Annual Meeting; and election of any person to serve as a director in lieu of a bona fide nominee named herein, if such nominee is unable or unwilling to serve.

Voting Rights and Vote Required

Only shareholders of record at the close of business on the record date of March 30, 2012 will be entitled to vote in person or by proxy at the Annual Meeting.  On the record date, there were 9,228,449.

Shareholders of common stock of the Company are entitled to one vote for each share held, except that in the election of Directors, under California law and the Bylaws of the Company, each shareholder may be eligible to exercise cumulative voting rights and may be entitled to as many votes as shall equal the number of shares of common stock of the Company held by such shareholder multiplied by the number of directors to be elected, and such shareholder may cast all of such votes for a single nominee or may distribute them among two or more nominees.  No shareholder, however, shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of common stock held by such shareholder multiplied by the number of directors to be elected) unless the name(s) of the candidate(s) has (have) been placed in nomination prior to voting in accordance with Article III, Section 23 of the Company’s Bylaws (which requires that nominations made other than by the Board of Directors be made at least 30 and not more than 60 days prior to any meeting of shareholders) and a shareholder has given notice to the Company of an intention to cumulate votes prior to the voting in accordance with Article II, Section 13 of the Company’s Bylaws.  If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination, in which event votes represented by proxies delivered pursuant to this Proxy Statement may be cumulated, in the discretion of the proxyholders, in accordance with the recommendation of the Board of Directors.  Discretionary authority to cumulate votes in such event is, therefore, solicited in this Proxy Statement.

The vote required to approve each proposal is as follows:

1.
In the election of directors, the eleven nominees receiving the highest number of votes will be elected.  It is required that all shareholders who hold their shares in “street name” provide voting instructions for nominees as brokerage firms no longer have discretionary authority to vote your shares for you; therefore, we respectfully request you vote your proxy.

2.
Approval of a non-binding advisory proposal on the compensation of the Company’s named executive officers will require the affirmative vote of a majority of the shares represented and voting at the Annual Meeting.

3.
Approval of a non-binding advisory proposal on the frequency of the shareholder vote on executive compensation will require the affirmative vote of a majority of the shares represented and voting at the Annual Meeting.

4.
Ratification of the appointment by the Audit Committee of the Board of Directors of the independent registered public accounting firm will require the affirmative vote of a majority of the shares represented and voting at the Annual Meeting.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your brokerage firm, bank or other nominee.  Your brokerage firm, bank or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the brokerage firm, bank or other nominee how to vote your shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote.   Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum.  Your broker or other nominee has discretionary authority to vote your shares on the ratification of Moss Adams LLP as our independent auditor, but not with respect to election of directors, or (we believe) advisory votes on executive compensation. If you hold your shares in street name and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker and present it at the Annual Meeting.

Voting of Proxies—Quorum

The shares of common stock of the Company represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the shareholders’ choices specified therein; where no choices have been specified, the shares will be voted for each of the eleven nominees for director recommended by the Board of Directors, “FOR” the non-binding advisory proposal on the compensation of the Company’s named executive officers; “FOR” the non-binding advisory proposal on the frequency of the shareholder vote on executive compensation to be held every two years; and “FOR” the ratification of the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as the independent registered public accounting firm for the year ending December 31, 2012 and at the proxyholder’s discretion, on such other matters, if any, which may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).  A majority of the shares entitled to vote, represented either in person or by a properly executed proxy, will constitute a quorum at the Annual Meeting.

Abstentions and broker “non-votes” are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum.

Revocability of Proxy

A shareholder using the enclosed proxy may revoke the authority conferred by the proxy at any time before it is exercised by delivering written notice of revocation to the Secretary of the Company or a duly executed proxy bearing a later date, or by appearing and voting by ballot in person at the Annual Meeting after advising the Chairman of your intention to do so.

Proposal 1
Nomination and Election of Directors

At the Annual Meeting it will be proposed to elect eleven (11) directors of the Company, each to hold office until the next annual meeting, until their successors shall be elected and qualified, or until an individual director has reached the mandatory retirement age of 72 years (or, if approved by the Board of Directors by resolution, at the adjournment of the first meeting of the Board of Directors following his or her 72nd birthday).  It is the intention of the proxyholders named in the enclosed proxy to vote such proxies (except those containing contrary instructions) for the eleven nominees named below.

The Board of Directors does not anticipate that any of the nominees will be unable to serve as a director of the Company, but if that should occur before the Annual Meeting, the proxyholders, in their discretion, upon the recommendation of the Company’s Board of Directors, reserve the right to substitute a nominee and vote for another person of their choice in the place and stead of any nominee unable so to serve.  The proxyholders reserve the right to cumulate votes for the election of directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as the proxyholders may determine in their discretion, based upon the recommendation of the Board of Directors.

Nominees

The following table sets forth each of the nominees for election as a director, their age, their position with the Company, and the period during which they have served as a director of the Company and the Bank.

Name	Age	Position with the Company	Director of Bank Since	Director of the Company Since
Lori J. Aldrete	65	Director	1995	2000
Frank J. Andrews, Jr.	63	Director	1993	2000
John M. Carbahal	57	Director–Vice Chairman	1996	2000
Gregory DuPratt	58	Chairman of the Board	1996	2000
John F. Hamel	71	Director	1975	2000
Diane P. Hamlyn	68	Director	1985	2000
Richard M. Martinez	56	Director	2011	2011
Foy S. McNaughton	61	Director	2000	2000
Owen J. Onsum	67	Director	1996	2000
David W. Schulze	67	Director	1978	2000
Louise A. Walker	51	President, CEO and Director	2011	2011

Lori J. Aldrete is the owner of Aldrete Communications, a regional public affairs, media relations and crisis communications firm.  Ms. Aldrete is also the Executive Vice President of Aldrete Enterprises.  Ms. Aldrete has held senior executive management positions for large healthcare organizations in Sacramento and San Francisco and worked in the business and communications fields for more than 35 years.  She received her undergraduate degree in Communications from Michigan State University and her Master of Business Administration from California State University Sacramento.  Ms. Aldrete has helped found and operate five successful small business ventures since 1977.  During the past 20 years, Ms. Aldrete has worked with or served on numerous boards, including her current roles as a board member of First Northern Bank, First Northern Community Bancorp and the United Way California Capitol Region.  Ms. Aldrete’s service on boards both in the private and public sectors and her ownership of small businesses and management positions of large organizations has provided her with extensive knowledge and experience in strategic planning, corporate governance, marketing, and management.  Ms. Aldrete is the Chair of the Bank’s Compensation Committee, and a member of the Bank’s Information Services Steering, Loan and Nominating and Corporate Governance Committees.

Frank J. Andrews, Jr. has been President of Andrews, Lando & Associates since 1995, and a partner in ASB Properties, established in 1990, both of which are real estate development firms.  Prior to that time, Mr. Andrews was President of Andrews Management Services for three years and Vice President of Amos & Andrews, Inc., for fifteen years.  Andrews Management Services and Amos & Andrews, Inc. are also real estate development companies.  For the past 30 years Mr. Andrews has worked with various cities and agencies throughout Solano County.  Mr. Andrews is a retired board member, past president and member of the Solano Farm Land Trust.   He served as a board member on the Solano County Economic Council in the past, whose mission was to bring industry to Solano County.  Mr. Andrew’s service on boards both in the private and public sectors and his experience in land development has provided him with extensive knowledge and experience in marketing, real estate development and management.  Mr. Andrews is a member of the Bank’s Distressed Assets Disposition and Loan Committees.

John M. Carbahal is a Certified Public Accountant and since 1984 has been a principal and shareholder of Carbahal & Company, Inc., an Accountancy Corporation.  Mr. Carbahal received his undergraduate degree in Business Administration – Accounting from California State University Chico, and his Masters of Business Administration from Golden Gate University.  He is currently a member of the American Institute of Certified Public Accountants, as well as the California Society of Certified Public Accounts.  He is very involved in the community as a member of the Davis Sunrise Rotary Club and a board member of the California Bicycle Museum.  He is a past board member of the Yolo County Land Trust, and past president of the Winters Rotary Club and the Yolo County Chamber of Commerce as well as a board member of First Northern Bank and First Northern Community Bancorp.  Mr. Carbahal’s service on boards both in the private and public sectors and his experience as a Certified Public Accountant and owning his own company has provided him with extensive knowledge and experience in financial management, corporate governance, risk management and auditing.  Mr. Carbahal is the Chairman of the Bank’s Audit Committee, and a member of the Bank’s Asset/Liability and Nominating and Corporate Governance Committees.

Gregory DuPratt has been Vice President/Sales Manager of Ron DuPratt Ford since 1997, an automobile dealership and family business established in 1956 located in Dixon.  Prior to becoming Vice President, Mr. DuPratt worked in all phases of the dealership from the repair shop to accounting, sales, and sales management.  Mr. DuPratt graduated with honors from the University of Southern California with a Master of Business Administration.  He is very involved in the Community as a member of the Dixon Rotary Club (past President), Chamber of Commerce Board Member, Silveyville Cemetery District Board Member, numerous Ad Hoc Committees and a board member of First Northern Bank and First Northern Community Bancorp.  Mr. DuPratt’s management and marketing experience, in addition to his service on boards, has provided him with extensive operational and oversight experience with regard to corporate governance, marketing and management.  Mr. DuPratt is Chairman of the Board, and Chairman of the Bank’s Nominating and Corporate Governance Committee and a member of the Bank’s Audit, Compensation and Loan Committees.

John F. Hamel served as the President and Chief Executive Officer of First Northern Bank of Dixon from 1975 to 1996.  He received a Bachelor of Science Degree in Agricultural Production from the University of California, Davis, and graduated with honors from the Pacific Coast Banking School at the University of Washington.  He was a member of the Solano County Local Agency Formation Commission for 19 years and served as Chairman from 1982 to 1996.  He was also a member of the Dixon City Council and served on numerous California and American Bankers Association Committees and local boards.  Mr. Hamel is presently managing family agricultural properties.  Mr. Hamel’s experience as President and Chief Executive Officer of First Northern Bank has provided him extensive banking, financial and loan knowledge, along with experience in risk management, corporate governance, marketing and management.  Mr. Hamel is Chairman of the Bank’s Asset Management and Trust Committee and Loan Committee, and is a member of the Nominating and Corporate Governance and Profit Sharing Committees.  Mr. Hamel will reach mandatory retirement age from the board later during 2012, after the Annual Meeting.

Diane P. Hamlyn is the Founder of Davisville Travel, a full service travel agency.  Davisville Travel was established in 1977.  In 1992, Ms. Hamlyn established the “On Tour” program enabling non-profit support groups to offer organization related travel opportunities to its membership at the same time donating financially to their organization.  These organizations included the Crocker Art Museum, UC Davis Library, UC Davis Enology and Viticulture, Nelson Art Friends, Davis Art Center and KVIE.  Currently, she is a member of Rotary, UCDMC Leadership Council and the URC Foundation Board.  She has served on the board of the International House, UCD Library Associates, Chancellor’s Club and numerous travel organizations.  Ms. Hamlyn completed a graduate certificate in travel management from the Institute of Travel, Wellesley, MA in 1979.  She graduated from the University of California, Berkeley in 1966.  Ms. Hamlyn’s service on boards of both private and public sector companies has provided her with extensive knowledge and experience in small business operations, corporate governance, marketing and management.  Ms. Hamlyn is a member of the Bank’s Asset Management and Trust, Audit, Compensation and Information Services Steering Committees.

Richard M. Martinez is a partner in Triad Farms, a diversified row crop farm that operates property in Solano and Yolo counties.  He has been responsible for the financial management of the farming operations for the past 26 years.  From 1981 to 1985 Mr. Martinez was employed by the Yolo County Flood Control and Water Conservation District in Yolo County and served as Division Manager for the Irrigation and Flood Control operations.  Mr. Martinez received a Bachelor of Science Degree in Agriculture from California State University at Chico.  He has served for the past 12 years and continues to be a director for the Dixon Resource Conservation District and also serves as the Chairman for the Dixon Joint Powers Authority for regional drainage.  Mr. Martinez remains active in many agricultural and natural resources related associations and advisory committees.  His experience in the management of both private and public sectors in the region has provided him with extensive knowledge of the local agriculture community.  Mr. Martinez is a member of the Bank’s Audit and Loan Committees.

Foy S. McNaughton is the President and Chief Executive Officer of McNaughton Newspapers, a group of community newspapers that include the Davis Enterprise, Daily Republic (Fairfield), Mountain Democrat (Placerville), Winters Express and Life Newspapers (El Dorado County).  He has held this position since 1985 and also operates as that company’s CFO.  His newspapers employ over 250 people in the local area.  Mr. McNaughton has served on the board of directors of many community groups such as the Davis and Fairfield Chambers of Commerce and Rotary Clubs.  He is past president of the Travis Regional Armed Forces Committee, Sutter Davis Hospital and the Fairfield Community Services Foundation.  He has been a resident of Davis, California since 1973.  Mr. McNaughton’s service on boards of both private and public sector companies has provided him with broad financial knowledge and experience in marketing and advertising and extensive operational and oversight management.  Mr. McNaughton is a member of the Bank’s Compensation, Loan and Nominating and Corporate Governance.

Owen J. (John) Onsum served as President and Chief Executive Officer of First Northern Community Bancorp and its wholly owned subsidiary, First Northern Bank, from 1997 to 2010.  Mr. Onsum joined the Bank in 1972 as a management trainee. He was elevated to the position of Executive Vice President in 1982, and to the position of President and Chief Executive Officer in 1997.  Mr. Onsum holds a Masters of Science in Agricultural Economics from the University of California, Davis, a Bachelor of Science in Economics from the University of California, Santa Barbara, and is also a graduate of the Pacific Coast Banking School at the University of Washington.

An active community leader, Mr. Onsum is a member and past president of the Dixon Rotary Club, a member of the Sacramento Sutter Club, and serves as a director on numerous association and non-profit boards, including:  KVIE Channel 6 (public television) where he was previously chairman of the Finance Committee and a member of the Executive Committee, and now serves on the Audit Committee; California Bankers Association (CBA), where he previously served as treasurer, chairman of the CBA PAC Administrative Committee, and as a member of both the Executive Committee and Investment and Funds Management Advisory Committee.  Presently Mr. Onsum is a member of CBA’s Federal Government Relations and Federal PAC Committee.  Prior activities include serving on the American Bankers Associations National BankPac Committee, serving as an advisory board member for the UC Davis Mondavi Center for the Performing Arts, serving as a member of the Executive Committee and Treasurer for the Solano Economic Development Corporation, serving as moderator and 20 years as Treasurer for the Dixon Community Church, serving for 20 years as President of the Solano Community College Scholarship Foundation, serving as President of the Friends of the Dixon May Fair, and Director and President of the Dixon Chamber of Commerce.  Mr. Onsum’s extensive service as an officer and a board member of both private and public sector companies has provided him with extensive knowledge and experience in the banking industry, financial management, risk management, corporate governance and marketing.  Mr. Onsum is a member of the Bank’s Asset/Liability, Loan, and Profit Sharing Committees.

David W. Schulze has been the owner and operator of a family farming operation since 1967, and as general partner he continues to lease row crop land and manage a walnut orchard.  Prior to assuming that position, Mr. Schulze was involved in property management and apartment ownership.  Mr. Schulze has formed a development partnership, which sold property to Pulte Homes in Dixon, and continues to partner similar developments in Davis and Grass Valley.  Mr. Schulze graduated from Occidental College with a Bachelor of Arts in Economics.  He has been a shareholder of First Northern since the early 1960’s, and board member of First Northern Bank and First Northern Community Bancorp since 1978 and 2000, respectively.  Mr. Schulze’s experience with both private and public companies has provided him with extensive knowledge and experience in agriculture, real estate development, marketing and management.  Mr. Schulze is member of the Bank’s Audit, Compensation and Loan Committees.

Louise A. Walker has served as President and Chief Executive Officer of First Northern Community Bancorp and First Northern Bank since January 1, 2011.  Ms. Walker joined First Northern Bank in 1979, and has been a member of Senior Management since 1989.  During her career she has held a variety of positions which included head of Operations and Data Processing and the oversight of Human Resources, Risk Management, Compliance, Accounting and Finance.  Most recently, Ms. Walker held the position of Senior Executive Vice President/Chief Financial Officer.  She has a Bachelor of Arts degree in Management from Saint Mary’s College of California.  Ms. Walker is vice chairman of the California Bankers Association’s State Government Relations Committee, serves on the board of the Solano Economic Development Corporation, and is a former member and past president of Soroptimist International of Dixon.  Ms. Walker is also a founding board member and Treasurer of the Dixon Community Education Foundation.  Ms. Walker is a member of Dixon Rotary International.  Ms. Walker’s service as an officer and board member of both private and public sector companies has provided her with broad financial knowledge and experience in risk management and extensive operational and oversight management.    Ms. Walker is a member of the Bank’s Asset/Liability, Asset Management and Trust, Loan, Nominating and Corporate Governance, Information Services Steering and Profit Sharing Committees.

None of the Directors of the Company were selected pursuant to arrangements or understandings other than with the Directors and shareholders of the Company acting within their capacity as such.  There are no family relationships between any of the directors, and none of the directors serve as a director of any other company which has a class of securities registered under, or subject to periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940.

Board Oversight of Risk Management

The Board of Directors of the Bank is engaged in Bank-wide risk management oversight, which constitutes substantially all of the assets of the Company.  The Board of Directors of the Bank relies upon the Chief Executive Officer and Chief Financial Officer to supervise day-to-day risk management and bring to its attention the most material risks to the Bank.  The Chief Executive Officer and Chief Financial Officer each provide reports directly to the Board of Directors of the Bank and certain of its committees, as appropriate.  Directors may also from time to time rely on the advice of outside advisors and auditors provided they have a reasonable basis for such reliance.

The Board of Directors of the Bank also delegates certain oversight responsibilities to its Board committees.  The full Board of the Bank considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their area of responsibility.  For example, while the primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company and the Bank, the Audit Committee provides risk oversight with respect to our financial statements.  For a description of the functions of the various committees of the board, see “Committees of the Board of Directors of the Company and the Bank” below.

Committees of the Board of Directors of the Company and the Bank

The Company does not have Audit, Nominating or Compensation Committees or committees performing similar functions.  However, the Board of Directors of the Bank has several standing committees, as discussed below, including an Audit, Compensation, Loan, and Nominating and Corporate Governance committees which perform the functions of such committees for the Company.  The Directors of the Company are also Directors of the Bank.  As such, the Bank committees supervise and review the activities of the Bank, which constitute substantially all of the assets of the Company on a consolidated basis.  Each of the Audit Committee and Compensation Committee has charters.  Audit and Compensation Charters are available for review on the Bank’s website at www.thatsmybank.com.

The Bank has a standing Asset/Liability Committee composed of John M. Carbahal, Owen J. Onsum, and Louise A. Walker, of which Jeremiah Z. Smith, Executive Vice President and Chief Financial Officer, is Committee Chair.  The Asset/Liability Committee reviews and oversees the management of the Bank’s assets and liabilities.  The Asset/Liability Committee held 9 meetings with Director participation in 2011.

The Bank has a standing Asset Management and Trust Committee composed of, John F. Hamel, Diane P. Hamlyn and Louise A. Walker.  John F. Hamel is Chairman of the Asset Management and Trust Committee.  The Asset Management and Trust Committee held 4 meetings during 2011 for the purpose of reviewing the general status of the Bank’s Asset Management and Trust Department.

The Bank has a standing Audit Committee composed of John M. Carbahal, Gregory S. DuPratt, Diane P. Hamlyn, Richard M. Martinez and David W. Schulze.  John M. Carbahal is the Audit Committee Chairman.  The Audit Committee reviews and oversees the internal audit results for the Bank.  The Audit Committee of the Bank held 6 meetings during 2011.

The Bank has a standing Compensation Committee composed of Lori J. Aldrete, Gregory DuPratt, Diane P. Hamlyn, Foy S. McNaughton, and David W. Schulze.  Lori J. Aldrete is the Compensation Committee Chair.  The Compensation Committee held 7 meetings during 2011 for the purpose of reviewing and recommending to the Bank’s Board of Directors the Bank’s compensation objectives and policies and administering the Company’s stock plans.

The Bank has a standing Distressed Assets Disposition Committee composed of Frank J. Andrews, Jr. and Louise A. Walker of which Executive Vice President/Chief Credit Officer Patrick S. Day is Committee Chair.  The Distressed Assets Disposition Committee held 11 meetings during 2011 for the purpose of reviewing, monitoring and disposing of distressed assets from the Bank’s loan portfolio.

The Bank has a standing Information Services Steering Committee composed of Lori J. Aldrete, Diane P. Hamlyn, and Louise A. Walker, of which Denise Burris, Senior Vice President/Information Services Manager is Committee Chair.  The Committee held 4 meetings during 2011 for the purpose of reviewing and monitoring bankwide IT issues and safety according to the Information Services Department policies and procedures.

The Bank has a standing Loan Committee composed of Lori J. Aldrete, Frank J. Andrews, Jr., Gregory DuPratt, John F. Hamel, Richard M. Martinez, Foy S. McNaughton, Owen J. Onsum, David W. Schulze and Louise A. Walker.  John F. Hamel is the Loan Committee Chairman.  The Loan Committee held 13 meetings during 2011 for the purpose of approving loans and loan policy.

The Bank has a standing Profit Sharing Committee composed of John F. Hamel, Owen J. Onsum and Louise A. Walker.  The Profit Sharing Committee held 5 meetings during 2011 for the purpose of considering plan administration and investments.

The Bank has a standing Nominating and Corporate Governance Committee composed of Lori J. Aldrete, John M. Carbahal, Gregory DuPratt, John F. Hamel, Foy S. McNaughton and Louise A. Walker.  Gregory DuPratt is the Nominating and Corporate Governance Committee Chairman.  The Nominating and Corporate Governance Committee held 2 meetings during 2011 for the purpose of considering corporate governance best practices and to review and nominate potential candidates for directors of the Bank and the Company as needed. This Committee fulfills the responsibilities of a director nominating committee for the Company. The Nominating and Corporate Governance Committee operates under a written charter.

The Nominating and Corporate Governance Committee will consider candidates nominated by the Company’s shareholders, Directors, officers, and from other sources.  The Company does not have a formal policy with regard to the consideration of diversity in identifying Director nominees, but the Nominating and Corporate Governance Committee strives to nominate Directors with a variety of complementary attributes so that, as a group, the Board of Directors will possess the appropriate talent, skills, and expertise to oversee our business.  In evaluating candidates, the Board of Directors considers the attributes of the candidate (including skills, experience, diversity, age, and legal and regulatory requirements), and the needs of the Board of Directors, and will review all candidates in the same manner, regardless of the source of the recommendation.

The Board of Directors will consider candidates nominated by the shareholders of the Company if the nomination is made in writing in accordance with the procedures for nominating Directors of the Company, as described above in this Proxy Statement.  These nomination procedures are designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third–party nominations if the nomination procedures are not followed.

Pursuant to Article III, Section 23 of the Bylaws of the Company, director nominations, other than those made by the Board of Directors, shall be made by notification in writing delivered or mailed to the President of the Company, not less than 30 days or more than 60 days prior to any meeting of shareholders called for election of directors.  The provision also requires that the notice contain detailed information necessary to determine if the nominee is qualified under our Bylaws.  Under our Bylaws, no person may be a member of the Board of Directors:

(a)
who has not been a resident for a period of at least two years immediately prior to his or her election of a county in which any subsidiary of the Company maintains an office unless the election of such person is approved by the affirmative vote of at least two-thirds of the members of the Board of Directors of the Company then in office,

(b)
who owns, together with his or her family residing with him or her, directly or indirectly, more than one percent of the outstanding shares of any banking corporation, affiliate or subsidiary thereof, bank holding company, industrial loan company, savings bank or association or finance company, other than the Company or any affiliate or subsidiary of the Company,

(c)
who is a director, officer, employee, agent, nominee, or attorney of any banking corporation, affiliate, or subsidiary thereof, bank holding company, industrial loan company, savings bank or association or finance company, other than the Company or any affiliate or subsidiary of the Company, or

(d)
who has or is the nominee of anyone who has any contract, arrangement or understanding with any banking corporation, or affiliate or subsidiary thereof, bank holding company, industrial loan company, savings bank or association or finance company, other than the Company or any affiliate or subsidiary of the Company, or with any officer, director, employee, agent, nominee, attorney or other representative of such covered entity, that he or she will reveal or in any way utilize information obtained as a director of the Company or that he or she will, directly or indirectly, attempt to effect or encourage any action of the Company.

Nominations not made in accordance with the procedures set forth in the Company’s Bylaws may, in the discretion of the Chairman of the Annual Meeting, be disregarded, and, upon his instruction, the inspector(s) of election shall disregard all votes cast for such nominee(s).  A copy of Sections 22 and 23 of Article III of the Company’s Bylaws may be obtained by sending a written request to:  Ms. Devon Camara-Soucy, Corporate Secretary, First Northern Community Bancorp, 195 North First Street, Dixon, California 95620.

The Bank has several other committees that meet on an as needed basis.

If you wish to communicate with the Board of Directors you may send correspondence to the Corporate Secretary, First Northern Community Bancorp, 195 North First Street, Dixon, California 95620.  The Corporate Secretary will submit your correspondence to the Board of Directors or the appropriate committee, as applicable.

Board of Directors Meetings

In 2011, the Board of Directors of the Bank held 12 regularly scheduled meetings, 1 special teleconference meeting and 7 joint meetings with the Board of Directors of the Company.  Each Director attended at least 75% of the aggregate of: (1) the total number of meetings of the Boards of Directors held during the period for which he or she has been a director; and (2) the total number of meetings of committees of the Boards of Directors on which he or she served during the period for which he or she served.  The Company has a policy to encourage Directors to attend the Annual Meeting.  All but one of the Directors attended the Annual Meeting of Shareholders in 2011.

Director Independence

The Board of Directors has determined that (1) a majority of the Company’s directors, (2) each member of the Compensation Committee, (3) each member of the Audit Committee, and (4) each member of the Nominating and Corporate Governance Committee except for Ms. Walker, is “independent” under the applicable standards set forth in the Nasdaq Marketplace Rules.  The Board of Directors has determined that all directors except Mr. Onsum and Ms. Walker are independent under the applicable standards set forth in the Nasdaq Marketplace Rules see Nasdaq Listing Rules, §5605(a)(2).

The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board.  The Board has determined that having an independent director serve as Chairman is in the best interest of the Company’s shareholders at this time.  This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures.  Further, this structure permits the Chief Executive Officer to focus on the management of the Company’s day-to-day operations.

Director Compensation

December 31, 2011 Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	OTHER COMPENSATION: Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	Total ($)
Lori J. Aldrete	25,350	0	11,993	37,343
Frank J. Andrews, Jr.	24,650	0	20,035	44,685
John M. Carbahal	23,350	0	13,543	36,893
Gregory DuPratt	29,150	0	13,993	43,143
John F. Hamel	26,750	0	5,942	32,692
Diane P. Hamlyn	22,650	0	5,942	28,592
Richard M. Martinez	16,150	0	-	16,150
Foy S. McNaughton	24,650	0	17,501	42,151
Owen J. Onsum	24,150	0	-	24,150
David W. Schulze	24,650	0	5,942	30,592

1.The Board of Directors of the Company and the Bank are comprised of the same eleven people.  Each director who is not an officer or employee of the Company or the Bank received $1,000 for each jointly-held and regularly scheduled meeting of the Boards of Directors attended, with the exception of the Board Chairman who received $1,400, $400 per special meeting of the Board of Directors, $150 per Directors Loan teleconference or Special teleconference meeting, and $500 per Committee meeting attended with the Chairman of Committee meetings receiving $600, with the exception of the Audit Committee.  The Audit Committee members received $500 per meeting with the Chairman of the Audit Committee receiving $700 per meeting.  Ms. Walker was an employee and she received no additional compensation for her services as a director for 2011.

2.This column includes the value of all stock awards, which is typically restricted common stock although there were no issuances of restricted common stock to Directors during 2011.

3.Amounts reflected in this column are attributable to the aggregate change in the actuarial present value of each director’s accumulated benefit under the Company’s Director Retirement Agreement.

The Company has Director Retirement Agreements with each of its non-employee directors with the exception of Richard M. Martinez.  The agreements were intended to encourage existing Directors to remain directors, providing the Company with the benefit of the Directors’ experience and guidance in the years ahead.  On November 18, 2010, the Board of Directors determined that Director Retirement Agreements would not be offered to new members of the Board of Directors.

For retirement on or after the normal retirement age of 72, the Director Retirement Agreements provide a benefit for 10 years ranging from $10,000 annually for a director with 10 years of service to a maximum of $15,000 annually for a director with 15 or more years of service, including years of service prior to the effective date of the Director Retirement Agreements.  There are seven directors who have served more than 15 years as a director and are eligible for director retirement benefits.  Benefits under the Director Retirement Agreements are payable solely to those directors who have served for at least 10 years, unless the director terminates service because of death or disability or unless the director’s service terminates within two years after a change in control.

In the case of early termination of a director’s service before age 72 for reasons other than death or disability or within two years after a change in control, he or she will receive over a period of 10 years aggregate payments equal to the retirement-liability balance accrued by the Company at the end of the year before the year in which the director’s service terminated. However, early termination benefits will not be payable unless the director is at least 55 years of age and has served as a director for at least 10 years, including years of service prior to the effectiveness of the Agreements.  If a director becomes disabled before age 72, the director will receive a lump-sum payment in an amount equal to the retirement-liability balance accrued by the Company at the end of the year before the year in which disability occurred regardless of whether the director has 10 years of service or has reached age 55.  If a change in control occurs and a director’s service terminates within 24 months after the change in control, the director will receive a lump-sum payment equal to the retirement-liability balance accrued by the Company at the end of the year before the year in which termination occurred, regardless of whether the director has 10 years of service or has reached age 55. For this purpose, the term “change in control” means:

•	A merger occurs and as a consequence the Company’s shareholders prior to the merger own less than 50% of the resulting company’s voting stock;

•
A beneficial ownership report is required to be filed under the Securities Exchange Act of 1934 by a person (or group of persons acting in concert) to report ownership of 20% or more of the Company’s voting securities; or

•
During any period of two consecutive years, individuals who constituted the Company’s Board of Directors at the beginning of the two-year period cease for any reason to constitute a majority of the Board. Directors elected during the two-year period are treated as if they were directors at the beginning of the period if they were nominated by at least two-thirds of the Directors in office at the beginning of the period.

No benefits are payable under the Director Retirement Agreements to a Director’s beneficiaries after the Director’s death.  A Director forfeits all benefits under the Director Retirement Agreement if his or her Director service terminates because of neglect of duties, commission of a felony or misdemeanor, or acts of fraud, disloyalty, or willful violation of significant Bank policies, or if the Director is removed by order of the Federal Deposit Insurance Corporation.

The Company has also purchased insurance policies on the lives of the Directors who entered into Director Retirement Agreements, paying the premiums for these insurance policies with one lump-sum premium payment of approximately $2.15 million.  The Company expects to recover the premium in full from its portion of the policies’ death benefits. The Company purchased the policies as an informal financing mechanism for the post-retirement payment obligations under the Director Retirement Agreements.  Although the Company expects these policies to serve as a source of funds for benefits payable under the Director Retirement Agreements, the contractual entitlements arising under the Director Retirement Agreements are not funded and remain contractual liabilities of the Company, payable on or after each Director’s termination of service.

Under the Split Dollar Agreements and Split Dollar Policy Endorsements with the Directors, which were entered into on the same date the Director Retirement Agreements were executed, the policy interests are divided between the Company and each Director. The Split Dollar Agreements provide that a Director’s designated beneficiary(ies) will be entitled to receive at the Director’s death life insurance proceeds in the amount of:

(a) $120,000 if the Director dies before age 72,
(b) $60,000 if the Director dies after reaching age 72 but before age 75, and
(c) $30,000 if the Director dies thereafter

The Director’s beneficiary(ies) would receive no further benefits under the Director Retirement Agreement, and the Company’s obligations under that agreement would be extinguished. The Company is entitled to any insurance policy death benefits remaining after payment to the Director’s beneficiary(ies).

Director NonQualified Deferred Compensation

The Company has implemented an elective Deferred Director Fee Plan, a nonqualified plan providing unfunded deferred benefits for participating directors.  Under the Plan, deferred director fees earn interest at a rate determined annually by the Company.  During 2011, no Director elected to defer their director fees.   The Company is entitled to any insurance policy death benefits from an insurance policy purchased by the Company with a lump-sum premium payment of $75,000.

Report of Audit Committee

The Audit Committee oversees relevant accounting, risk assessment, risk management and regulatory matters.  It meets with the Bank’s and the Company’s internal auditors and its independent registered public accounting firm to review the scope of their work as well as to review quarterly and annual financial statements and regulatory and public disclosures with the officers in charge of financial reporting, control and disclosure functions.  After reviewing the independent registered public accounting firm’s qualifications, partner rotation and independence, the Audit Committee appoints the independent registered public accounting firm subject to shareholder ratification, if required or sought.  In addition, the Audit Committee reviews reports of examination conducted by regulatory agencies and follows up with management concerning any recommendations and required corrective action, or to assess the Company’s internal control over financial reporting.

The Audit Committee reports regularly to the Board of Directors of the Bank and the Company and has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate and necessary to perform its duties.

In performing its functions, as outlined in the Audit Committee Charter (available for review on the Bank’s website at www.thatsmybank.com) approved annually by the Bank’s Board of Directors, the Audit Committee of the Bank acts only in an oversight capacity and necessarily relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the Company’s independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

In connection with the December 31, 2011 financial statements of the Company, the Audit Committee of the Bank:  (1) reviewed and discussed the audited financial statements with management; (2) discussed with the Company’s independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61, as may be modified or supplemented; and (3) received the written disclosures and the letter from the Company’s independent registered accounting firm required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the Company’s independent registered public accounting firm such firm’s independence.  Based upon these reviews and discussions, the Audit Committee of the Bank recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the fiscal year ended December 31, 2011.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, this report of the Audit Committee of the Bank’s Board of Directors shall not be deemed to be incorporated by reference into any such filings except to the extent that it is specifically incorporated by reference therein.

The Audit Committee of the Bank’s Board of Directors consists of five members who are each “independent directors,” under the standards set forth in the Nasdaq Marketplace Rules.  The Board of Directors has determined that Mr. Carbahal is an audit committee financial expert under the rules of the SEC.

Respectfully submitted,

Audit Committee

John M. Carbahal, Chairman
Gregory S. DuPratt
                Diane P. Hamlyn
Richard M. Martinez
David W. Schulze

Audit and Non–Audit Fees

Audit Fees

The aggregate fees billed by Moss Adams, LLP for professional services rendered for the audit of the Company’s financial statements for fiscal year 2010 and the reviews of financial statements included in the Company’s Forms 10-Q during 2010 were $197,580.  The total fees billed by Moss Adams LLP for professional services rendered for the audit of the Company’s financial statements for fiscal year 2011 and the reviews of the financial statements included in the Company’s Forms 10-Q during 2011 were $193,275.  Moss Adams LLP provided other permitted non-audit services other than audit services during 2010 and 2011.

Audit-Related Fees

The fees billed by Moss Adams LLP for assurance and related services that are reasonably related to the performance of the audit and review of the Company’s quarterly and annual financial statements, including audits of financial statements of certain employee benefit plans, review of registration statements, and permitted internal audit outsourcing, for fiscal year 2010 and 2011 were $15,585 and $15,055 respectively.

Tax Fees

The aggregate fees billed for professional services rendered by Moss Adams LLP for tax compliance, tax advice and tax planning for fiscal years 2010 and 2011 were $45,837 and $22,899 respectively.  The aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning for fiscal years 2010 and 2011 were $9,090 and $0 respectively.
All Other Fees

The aggregate fees billed for all other fees for fiscal years 2010 and 2011 were $0.

The Audit Committee of the Bank considered whether the provision of the services other than the audit services is compatible with maintaining Moss Adams LLP’s independence.

Pre-Approval Policy for Services Provided by
our Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm.  The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by the Company’s independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services.  The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.  There were permitted non-audit services performed by Moss Adams LLP in 2011.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members.  The member or members to whom such authority is delegated shall report any specific approval of services at the Committee’s next regular meeting.  The Audit Committee will regularly review summary reports detailing all services being provided by the Company’s independent registered public accounting firm.

Security Ownership of Certain Beneficial Owners and Management

The figures in the table are based on beneficial ownership as of February 29, 2012, and have been adjusted for a 1% stock dividend paid by the Company on March 30, 2012 to shareholders of record on February 29, 2012.  Except as indicated in by footnotes and subject to community property laws, where applicable, the named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
Name	Shares beneficially owned	Shares acquirable within 60 days by exercise of options	Percent of stock
Lori J. Aldrete (1)	26,922	0	*
Frank J. Andrews, Jr. (2)	22,612	0	*
John M. Carbahal (3)	46,670	0	*
Patrick S. Day (4)	13,544	23,561	*
Gregory DuPratt (5)	27,064	0	*
John F. Hamel (6)	80,219	0	*
Diane P. Hamlyn (7)	84,921	0	*
Richard M. Martinez(8)	29,594	0	*
Foy S. McNaughton (9)	59,320	0	*
Owen J. Onsum (10)	227,079	88,675	3.41%
David W. Schulze (11)	286,179	0	3.09%
Jeremiah Z. Smith(12)	5,353	2,828	*
Louise A. Walker (13)	142,217	83,332	2.44%
All directors and executive officers as a group (13 people). (14)	1,051,694	198,396	13.55%
__________________________

*Less than 1%.
(1)	Includes 19,696 shares held jointly with Ms. Aldrete’s spouse, and 1,596 shares held by Ms. Aldrete as custodian for her Grandchildren.

(2)	Includes 17,541 shares held separately in an IRA for Mr. Andrews’ spouse.

(3)
Includes 14,163 shares held jointly with Mr. Carbahal’s spouse, 28,071 shares held by the Carbahal & Company Annual Accumulation, an accountancy corporation of which Mr. Carbahal is a principal and shareholder, and 1,936 shares held separately by Mr. Carbahal’s spouse.

(4)	Includes 2 shares held jointly with Mr. Day’s spouse.

(5)	Includes 10,921 shares held separately by Mr. DuPratt’s spouse.

(6)	Includes 68,099 shares held by the R/J Hamel Family Trust, of which Mr. Hamel is a co-trustee and shares voting and investment power with respect to such shares.

(7)	Includes 71,802 shares held Hamlyn Family Trust of which Ms. Hamlyn is co-trustee and shares voting and investment power with respect to such shares.

(8)	Includes 19,473 shares held in the name of Triad Farms of which Mr. Martinez is a principal and shareholder, and 2,162 shares held separately by Mr. Martinez’s spouse.

(9)	Includes 35,347 shares held by The McNaughton Family Trust of which Mr. McNaughton is a co-trustee and shares voting and investment power with respect to such shares.

(10)
Includes 136,730 shares held jointly with Mr. Onsum’s spouse, 83,694 shares held by the First Northern Bank of Dixon Profit Sharing Plan, of which Mr. Onsum is a trustee and shares voting and investment power with respect to such shares of which beneficial ownership of 78,254 shares is disclaimed by Mr. Onsum.

(11)	Includes 285,668 shares held by The Schulze Family Trust, of which Mr. Schulze is successor co-trustee and has sole voting and investment power with respect to such shares.

(12)	Includes 201 shares held by Mr. Smith as custodian for his children.

(13)
Includes 45,200 shares held jointly with Ms. Walker’s spouse, and 1,760 shares held by Ms. Walker as custodian for her children, 108 shares held by Ms. Walker as custodian for her nephew, and 83,694 shares held by the First Northern Bank of Dixon Profit Sharing Plan, of which Ms. Walker is a trustee and shares voting and investment power with respect to such shares of which beneficial ownership of 80,849 shares is disclaimed by Ms. Walker.

(14)
For purposes of these totals, the 83,694 shares held by the First Northern Bank of Dixon Profit Sharing Plan, which are listed as beneficially owned by each of Mr. Onsum and Ms. Walker, have been double counted.

Executive Officers

Set forth below is certain information regarding our executive officers.

Name and Title	Age	Principal Occupation During the Past Five Years
Louise A. Walker, CEO/President/ Director	51	Senior Executive Vice President and Chief Financial Officer of the Company from 1997 through 2010, and Chief Executive Officer, President and Director of the Company since January 2011 to present.
Jeremiah Z. Smith, EVP/Chief Financial Officer	36
Vice President and Assistant Controller of the Company from 2005 through 2010, Senior Vice President and Controller of the Company from 2010 to 2011 and Executive Vice President, Chief Financial Officer of the Company since January 2011 to present.

Patrick S. Day, EVP, Chief Credit Officer	62	Senior Regional Credit Officer of First Bank from October 1999 to May 2006 and Executive Vice President and Chief Credit Officer of the Company from June 2006 to present.

Executive Compensation

The following table sets forth, for the years ended December 31, 2011, and December 31, 2010, a summary of the compensation earned by the Chief Executive Officer, Chief Financial Officer and the Company’s other Executive Officer who earned over $100,000 in total compensation in 2011.

2011 Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($)(2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (5)(6)	All Other Compensation ($) (7)	Total ($)
Louise A. Walker President, Chief Executive Officer and Director of the Bank and Company	2011	230,000	15,001	—	—	133,675	7,833	386,509
	2010	162,000	17,000	15,149	—	—	3,468	197,617

Jeremiah Z. Smith	2011	130,000	4,750	4,900	—	—	4,427	144,077
Executive Vice President, Chief Financial Officer of the Bank and Company	2010	85,000	4,250	3,787	—	—	1,855	94,892

Patrick S. Day	2011	165,000	4,750	10,889	—	69,368	5,628	255,635
Executive Vice President, Chief Credit Officer of the Bank and Company	2010	156,000	6,375	9,468	—	51,074	3,340	226,257

1.	Includes amounts contributed to the Company’s Profit Sharing/401(k) Plan at the election of the named executive officers.

2.	The amounts indicated for stock awards represent the aggregate fair market value as of the grant date that was recognized for the stock award.

3.
The amounts indicated for stock options represent the grant date fair market value based on certain assumptions that are explained in Note 13 to our financial statements, which are included in our Annual Report on Form 10-K.

4.	Non-Equity Incentive Plan Compensation consists of payments under the Incentive Compensation Plan. No incentive compensation was paid for Plan year 2010 in 2011.

5.
The amounts in this column reflect the actuarial increase in the present value of the named executive officer’s benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the named executive officer may not be entitled to receive because such amounts are not vested.

6.
Ms. Walker’s participation in the executive retirement plan commenced in 2002.  Her pension income reported this year totaling $133,635 follows four years of no reportable pension income.  The adjustment in 2011 was due in large part to her promotion to CEO.  Ms. Walker is ineligible to receive any pension benefit from the Company until 2015.

7.
Includes profit sharing contributions by the Company in 2010 and 2011.  The aggregate amount of perquisites and other personal benefits or property in 2010 and 2011 did not exceed $10,000 for any named executive officer.

Narrative to Summary Compensation Table

Named Executive Officers

The Summary Compensation Table and the table which follows provide compensation information for Ms. Walker as the President and Chief Executive Officer, Mr. Smith as the Executive Vice President and Chief Financial Officer, and Mr. Day as the other executive officer of the Company, other than the President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, who received more than $100,000 in total compensation during 2011.

Non-Equity Incentive Plan Compensation

The Company paid no annual bonuses under the Incentive Compensation Plan in 2011.  These bonuses would have been reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table at their actual payout value.

Stock Option and restricted stock Awards

In 2011, three named executive officers received grants of stock options and restricted stock awards under the Company’s 2006 Stock Incentive Plan.  All stock options awarded to named executive officers during 2011 vest 25% at the end of the first year and 25% on each of the three years thereafter.  All restricted stock awards to named executive officers during 2011 fully vest after four years. The amounts, if any, actually realized by the named executive officers will vary depending on the vesting of the award and the price of the Company’s common stock in relation to the exercise price at the time of exercise.

The numbers of stock options and restricted stock and exercise prices with respect to 2011 awards and detail regarding the number of options and restricted stock held by each named executive officer at year-end is set forth in the Outstanding Equity Awards at Fiscal Year-End Table.

The 2000 Stock Option Plan terminated in February 2007.  At the Annual Meeting of Shareholders held on April 27, 2006, the Company’s shareholders approved the First Northern Community Bancorp 2006 Stock Incentive Plan.  Effective as of February 2007, the 2006 Stock Incentive Plan has replaced the 2000 Stock Option Plan.  All option grants and restricted stock awards to named executive officers in 2010 were made under the 2006 Stock Incentive Plan.

Change in Pension Value

The Company and the Bank do not have a defined benefit pension plan providing benefits based on final compensation and years of service.  However, the Bank has entered into a Salary Continuation Agreement or Supplemental Employee Retirement Plan Agreement with each of the named executive officers.  The year-over-year increase in the actuarial present value of these retirement benefits is included in the amounts reported in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the Summary Compensation Table.  Additional detail regarding these benefits for each named executive officer is set forth below in the accompanying narrative.

Employment Agreements

In July 2001, the Bank entered into an employment agreement with Ms. Walker.  The agreement has a three-year term which renews automatically for consecutive three-year terms unless the executive officer or the Bank gives advance notice that the agreement will not renew.  Pursuant to such terms, the employment agreement was extended on December 31, 2009 to December 31, 2012.  The initial annual base salary stated in the employment agreement was $109,500.  The base annual salary has been adjusted on an annual basis since 2001, and may continue to be adjusted at the beginning of each year based on Ms. Walker’s performance in the preceding year, as determined by the Board of Directors.  Ms. Walker’s annual base salary for 2011 is set forth above in the Summary Compensation.

In May 2006, the Bank entered into an employment agreement with Mr. Day.  The agreement has a three-year term which renews automatically for consecutive three-year terms unless the executive officer or the Bank gives advance notice that the agreement will not renew.  Pursuant to such terms, the employment agreement was extended on May 15, 2009 to May 15, 2012.  The initial annual base salary stated in the employment agreement was $145,000.  The base annual salary has been adjusted on an annual basis since 2006, and may continue to be adjusted at the beginning of each year based on Mr. Day’s performance in the preceding year.  Mr. Day’s annual base salary for 2011 is set forth above in the Summary Compensation Table.  Mr. Smith does not have an employment agreement.

Salary Continuation Agreements and Supplemental Executive Retirement Plan Agreements

The Company does not have a qualified defined benefit pension plan providing benefits based on final compensation and years of service.  The Company has entered into Salary Continuation Agreements and Supplemental Executive Retirement Plan Agreements (“SERP”) with three of the named executive officers. There are two different plans. Ms. Walker, named executive officer, had only Salary Continuation Agreement since 2002, Mr. Day since 2006.  In 2006, the Board changed the manner in which retirement benefits are provided to executive officers.  The Board’s intent was to coordinate the various forms of retirement benefits provided to executives in order to enhance internal equity and to better target the overall level of retirement benefits provided.  The result was the adoption of a new SERP that provides a total benefit of 50% of average compensation from three sources:  social security retirement benefits, the profit sharing plan, and the new SERP.  Mr. Smith signed the new SERP agreement in 2011.

The Salary Continuation Agreements included a provision limiting changes to the agreement without executive written consent.  In order to comply with this provision, the Board provided each executive officer the option to move from their Salary Continuation Plan into the new SERP. Ms. Walker moved into the new SERP plan.  Mr. Day decided to keep his Salary Continuation Agreement.

The Salary Continuation Agreements are intended to provide the officers with a fixed annual benefit for 10 years subsequent to retirement on or after the normal retirement age of 65.

The Salary Continuation Agreements provide for reduced benefits at early retirement age, which is the later of age 55 or the age at which the executive will have had 10 years of service.

The Salary Continuation Agreements also provide for payments prior to normal retirement or early retirement in certain cases, including disability and termination following a change in control.

The new SERP was adopted in 2006.  Ms. Walker and Mr. Smith participate in the plan.

The plan benefit is calculated using 3-year average salary plus 7-year average bonus (average compensation).  For each year of service the benefit formula credits 2% of average compensation (2.5% for the Chief Executive Officer) up to a maximum of 50%.  Therefore, for an executive serving 25 years (20 for the Chief Executive Officer), the target benefit is 50% of average compensation.

The target benefit is reduced for other forms of retirement income.  Reductions are made for 50% of the social security benefit expected at age 65 and for the accumulated value of contributions the Bank makes to the executive’s profit sharing plan.  For purposes of this reduction, contributions to the profit sharing plan are accumulated each year at a 3-year average of the yields on 10-year treasury securities.  Retirement benefits are paid monthly for 120 months plus 6 months for each full year of service over 10 years, up to a maximum of 180 months.

The agreements provide for reduced benefits in the case of early retirement (the later of the executive officer’s 55th birthday or the age at which the executive officer has at least 10 years of service with the Company).  The early commencement factor is 1.0 minus the product of 0.41667% multiplied by the number of full calendar months that early retirement precedes age 65.  Benefits are also payable in the event of death, disability, or termination within 24 months following a change in control.

Eligibility to participate in the Plan is limited to a select group of management or highly compensated employees of the Bank that are designated by the Board.

2011 Outstanding Equity Awards at Fiscal Year-End*

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#) (5)	Equity Incentive Plan Awards: market or Payout value of Unearned Shares That Have Not Vested (6) ($)
Louise A. Walker	28,423 20,854 18,269 17,234 8,127 8,258 2,921 1,767 2,020	- - - - - - 973(1) 1,767(2) 6,060(3)	8.23 7.89 9.34 10.92 20.78 19.27 14.64 4.46 4.21	01/08/2012 01/08/2013 01/20/2014 01/06/2015 01/30/2016 01/03/2017 02/15/2018 03/17/2019 03/18/2020	9,776	44,480
Jeremiah Z. Smith	1,249 505 -	-	20.78	1/30/2016	3,081	14,019
		1,515(3)	4.21	03/18/2020
		2,272(4)	4.70	03/17/2021

Patrick S. Day	7,080	-	23.30	6/01/2016	4,648	21,148
	7,080	-	19.27	1/03/2017
	2,505	834(1)	14.64	2/15/2018
	1,515	1,515(2)	4.46	3/17/2019
	1,262 -	3,787(3) 5,050(4)	4.21 4.70	3/18/2020 03/17/2021

*
The figures in the table above are based on data as of December 31, 2011, and have been adjusted for a 1% stock dividend paid by the Company on March 30, 2012 to shareholders of record on February 29, 2012.

1.	All remaining unexercisable options will vest and become exercisable on February 15, 2012.

2.	Remaining unexercisable options will vest and become exercisable in two equal installments on March 17, 2012, and March 17, 2013.

3.	Remaining unexercisable options will vest and become exercisable in three equal installments on March 18, 2013, March 18, 2014, and March 18, 2014.

4.	These options will vest and become exercisable in four equal installments on March 17, 2012, March 17, 2013, March 17, 2014, and March 17, 2015.

5.
These awards represent time based restricted stock awards that vest in their entirety on the fourth anniversary of grant date.  These awards were granted on February 15, 2008, March 17, 2009, March 18, 2010 and March 17, 2011.

6.
The fair value was determined using the closing price of First Northern Community Bancorp stock on December 31, 2011 adjusted for a 1% stock dividend paid to shareholders of record on February 29, 2012.  The adjusted closing stock price on that date was $4.55.

Proposal 2

Approval of a Non-binding Advisory Proposal on the

Compensation of our Named Executive Officers

This proposal is commonly known as a “Say on Pay” proposal.  We are providing our shareholders at the annual meeting with the opportunity to cast a non-binding advisory vote on the compensation of the Company’s named executive officers contained in this proxy statement through the following resolution:

RESOLVED, that the holders of the Company’s common stock approve the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed in the Company’s 2011 proxy statement in the tabular compensation tables and the related footnotes and narrative.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions for named executives.

The Company seeks to provide compensation to its named executive officers that align their interests with those of our shareholders and motivate the named executive officers to focus on the strategic goals that will produce outstanding Company financial performance.  An additional part of the Company’s compensation philosophy is that a significant portion of a named executive officer’s compensation should be at risk and tied to performance.

Your Board of Directors Recommends a vote “FOR” this Proposal on the
Compensation of our Named Executive Officers.

Proposal 3
NON-BINDING ADVISORY VOTE REGARDING THE FREQUENCY OF SHAREHOLDER VOTING ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities and Exchange Act on 1934, the Company is seeking a shareholder advisory vote on how often the Company should hold a Say on Pay vote. You may specify whether you prefer the vote to occur every year, two years, three years, or may abstain from voting on this proposal. The Board recommends that future Say on Pay votes occur every two years. Shareholders will have an opportunity to cast an advisory vote on the frequency of the Say on Pay vote at least every six years.

The resolution is as follows:

 “RESOLVED, that the shareholders wish the company to include an advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act every:
•           year
•           two years; or
•           three years.
•           Abstain from voting.”

The Company conducted annual Say on Pay votes during the time it participated in the U.S. Treasury’s Capital Purchase Program.  The Board believes, based on that experience, that shareholders and the Company would be well served by an advisory Say on Pay vote conducted every two years.

Although the vote is non-binding, the Board and the Compensation Committee will consider the vote results in determining the frequency of future Say on Pay votes. The Company will announce its decision on the frequency of Say on Pay votes in a Form 8-K filed with the SEC no later than 150 days after the Annual Meeting. In the future, the Board may change the vote frequency based on the nature of the Company’s compensation programs, input from our shareholders, and the Board’s views on the best way to obtain meaningful shareholder input.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ‘TWO YEARS” AS THE FREQUENCY OF FUTURE HOLDING EXECUTIVE COMPENSATION VOTES.

Proposal 4

Ratification of the Company’s Independent Registered

Public Accounting Firm

At the Annual Meeting a vote will be taken on a proposal to ratify the appointment of Moss Adams LLP by the Audit Committee of the Board of Directors to act as the independent registered public accounting firm of the Bank and the Company for the year ending December 31, 2011.  Although the appointment of independent public accountants is not required to be approved by shareholders, the Audit Committee believes shareholders should participate in such selection through ratification.

It is anticipated that a representative of Moss Adams LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

Ratification of the appointment by the Audit Committee of the Board of Directors of the independent registered public accounting firm will require the affirmative vote of a majority of the shares represented and voting at the Annual Meeting.

The Board of Directors Recommends a vote “FOR” Ratification of the
Appointment of Moss Adams LLP by the Audit Committee of the
Board of Directors as the Bank’s and the Company’s Independent Registered
Public Accounting Firm for the Fiscal Year Ending December 31, 2012.

Transactions with Related Persons

Certain directors and executive officers of the Bank and the Company and corporations and other organizations associated with them and members of their immediate families were customers of and engaged in banking transactions, including loans, with the Bank in the ordinary course of business in 2010 and 2011.  Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.  Except as described below, these loans did not involve more than the normal risk of collectability or present other unfavorable features.  The total of loans granted to certain directors and executive officers in 2011 and 2010 was $5,373,000 and $438,000 respectively.

During 2011, the Bank had outstanding a loan which was placed on non-accrual status to a company of which Mr. Andrew S. Wallace, a former member of the Board of Directors of the Company and the Bank, is a 25 percent owner.  Mr. Wallace resigned from the Board of Directors of the Company and the Bank on December 17, 2009.  This loan, which had a balance of approximately $2.2 million outstanding at December 31, 2010, was originated on September 20, 2005.  The Bank recorded a loss of approximately $200,000 during 2010.  During 2011 the loan was paid in full and the Company booked a recovery of approximately $200,000.

In addition, the Bank had outstanding loans of approximately $6 million to another company of which former Director Wallace is the Chief Financial and Chief Operating Officer and owns a minority interest of approximately 3 percent.  These loans were originated between September 2005 and August 2006, and included a revolving credit facility originated in May 2002 and last renewed in March 2009 and a non-revolving credit facility originated August 2006 and renewed as a term loan in May 2007.  On December 30, 2009, the Bank placed loans to that borrower totaling approximately $2.8 million on non-accrual status and the Bank recorded losses totaling approximately $3.2 million.  During 2010, the Bank recorded a payment representing $2.0 million of the approximately $2.8 million in non-accrual status and recording a loss for the remaining balance.

Insider Lending policy

The Board of Directors of the Company has a written insider lending policy that covers all officers, directors and “control persons” who have substantial share ownership or other control over election of directors.  Loans to insiders must be on terms that are substantially the same as those made to non-insiders, as demonstrated by the submission to the loan officer of at least three comparable non-insider loans that are comparable, including with respect to interest rates and collateral.  Extension of credit to insiders must be approved by the Board of Director and be recommended by the Management Loan Committee and Directors Loan Committee. Insider loans are also subject to maximum percentage and dollar limits.  The Board of Directors has not adopted a  related party transactions policy with regard to transactions other than loans.  Company personnel are expected under the Company’s code of ethics to make immediate disclosure of situations that might create a conflict of interest, or the perception of a conflict of interest, which includes transactions involving entities with which such personnel are associated.  The Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof).  Such transactions, after full disclosure of the material terms to the Board, must be approved by the members of the Board who are not parties to the specific transaction to determine that they are just and reasonable to the Company at the time of such approval, with those members of the Board (if any) who have an interest in the transaction abstaining.  Such procedures are consistent with the terms of California corporate law.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as administered by the SEC, requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company.  Executive officers, directors and greater than ten percent shareholders are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.  Based solely upon a review of such reports, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed on a timely basis, except that: Mr. Day reported the receipt of 33 shares which occurred on June 26, 2011 and was reported on April 2, 2012.

Information Available to Shareholders

A copy of First Northern Community Bancorp’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2011 as filed with The Securities and Exchange Commission is included with this mailing.  Any additional copies will be furnished without charge to Shareholders upon written request to:  Devon Camara-Soucy, Corporate Secretary, First Northern Community Bancorp, 195 North First Street, Dixon, California 95620.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING:
THE PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K TO SHAREHOLDERS ARE AVAILABLE AT: WWW.THATSMYBANK.COM

First Northern Community Bancorp is required to file periodic reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and rules thereunder. Copies of the public portions of reports to the SEC may be inspected and copied at the headquarters of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549.  Certain information is available electronically at the SEC’s internet web site at www.sec.gov.  You can also obtain a copy of the Company’s annual report on Form 10-K, this Proxy Statement and other periodic filings with the Securities and Exchange Commission through our website at www.thatsmybank.com.  The link to the Company’s Securities and Exchange Commission filings is on the Investor Relations page of the Company’s website.  No information contained on our website is incorporated by reference into this proxy statement.

Shareholder Proposals

Under the rules of the SEC, if a shareholder wants to include a proposal in the Company’s proxy statement and form of proxy for presentation at the 2013 annual meeting of shareholders, the proposal must be received by the Company at its principal executive offices by December 13, 2012.

Under the Company’s bylaws, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.

Nomination of directors must be made by notification in writing delivered or mailed to the President of the Company at the Company’s principal executive offices not less than 30 days or more than 60 days prior to any meeting of shareholders called for election of directors and must contain certain information about the director nominee.  The Company’s annual meeting of shareholders is generally held in April or May.  If the Company’s 2013 annual meeting of shareholders that is due to be held May 14, 2013, is held on schedule, the Company must receive notice of any nomination no earlier than March 15, 2013, and no later than April 15, 2013.  The Chairman of the meeting may disregard the nomination of any person not made in compliance with the foregoing procedures.

Notice of any business item proposed to be brought before an annual meeting by a shareholder must be received by the Secretary of the Company not less than 70 days or more than 90 days prior to the first anniversary of the preceding year’s annual meeting unless the date of the 2013 annual meeting is advanced by more than 20 days or delayed by more than 70 days in which case notice must be received not more than 90 days and not less than the later of 70 days prior to the meeting or 10 days after the public announcement of the meeting date.  Assuming no such advance or delay, the Company must receive notice of any proposed business item no earlier than February 14, 2013, and no later than March 06, 2013.  If the Company does not receive timely notice, the Company’s bylaws preclude consideration of the business item at the annual meeting.  With respect to notice of a proposed item of business, the bylaws provide that the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and certain information regarding the shareholder giving the notice.

A copy of the Company’s bylaws may be obtained upon written request to the Secretary of the Company at the Company’s principal executive offices.

Other Matters

The management of the Company is not aware of any other matters to be presented for consideration at the Annual Meeting or any adjournments or postponements thereof.  If any other matters should properly come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best business judgment, pursuant to the discretionary authority granted therein.

By Order of the Board of Directors

Louise A. Walker
President and
Chief Executive Officer

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